Exhibit 99.1
Harte Hanks Reports Fourth Quarter and Fiscal 2024 Full-Year Results
Chelmsford, Massachusetts – March 17, 2025 - Harte Hanks, Inc. (NASDAQ: HHS), a leading global customer experience company focused on bringing companies closer to customers for over 100 years, today announced financial results for the fourth quarter and full year ended December 31, 2024.
Revenue for the fourth quarter and full year of 2024 was $47.1 million and $185.2 million compared to $49.5 million and $191.5 million for the same periods of 2023 or a decrease of 4.8% and 3.3%, respectively. EBITDA for the fourth quarter and full year of 2024 was a negative $0.3 million and positive $6.5 million compared to a negative $1.1 million and positive $7.6 million for the same periods in 2023. The 2024 EBITDA loss included noncash items, $1.6 million of goodwill impairment and $1.5 million of intangible asset impairment, in the fourth quarter associated with the write-down of the InsideOut acquisition. The Company ended the year with $9.9 million in cash, zero debt, and a fully terminated Pension Plan I, positioning it for future growth in 2025 and beyond.
The Company continued to make significant progress on Project Elevate, a strategic initiative aimed at optimizing the cost structure and streamlining operations. David Fisher, Interim Chief Operating Officer, emphasized the Company's focus on driving innovation and operational excellence. "We continue to execute on Project Elevate to optimize our cost structure and streamline our organization. These initiatives have eliminated cost consistent with our expectations in 2024 and will continue to address business-critical initiatives in 2025. It’s a pivotal time as the Company continues its efforts to identify a CEO, while the organization remains focused on driving innovation and operational excellence during this transition period. The next phase of innovation will be driven by heightened strategic ownership within our segments, aligning our resources to meet each segments’ needs, and modernizing our business to exceed customers’ expectations.”
Fourth Quarter Highlights
•The Company ended the year with a cash balance of $9.9 million compared to $18.4 million at December 31, 2023, with zero debt and a fully terminated Pension Plan I.
•Total revenues for Q4 2024 were $47.1 million, down 4.8% compared to $49.5 million in Q4 2023.
•Operating loss of $1.6 million compared to a loss of $2.3 million in the prior-year quarter.
•Net loss for the fourth quarter was $2.4 million, or $0.33 per basic and diluted share, compared to net loss of $2.0 million, or $0.27 per basic and diluted share, in the prior-year quarter.
•The fourth quarter of 2024 had negative EBITDA of $0.3 million compared to negative EBITDA of $1.1 million in the same period in the prior year. Adjusted EBITDA, which excludes stock-based compensation, severance, restructuring charges and goodwill and intangibles impairments, was $3.5 million in Q4 2024 compared to $5.2 million in Q4 of 2023.
Segment Highlights
•Customer Care, $15.0 million in revenue, 32% of total – Segment revenue decreased $0.2 million or 1.5% versus the prior year and EBITDA totaled $2.9 million for the quarter, down 18.0% year-over-year. In the fourth quarter of 2023, revenues associated with a short term special project yielded higher margins than usual which contributed to this variance.
•Fulfillment & Logistics Services, $20.8 million in revenue, 44% of total – Segment revenue decreased $0.6 million or 2.7% versus the prior year quarter and EBITDA totaled $1.3 million, down 31.4%. The lower EBITDA was the result of the increased cost of warehouse space and operational costs associated with an investment in technology. Both cost increases will enable expansion across our fulfillment operations.
•Marketing Services, $11.3 million in revenue, 24% of total – Segment revenue decreased $1.6 million or 12.1% compared to the prior year quarter and EBITDA for the fourth quarter was a negative $1.5 million or in equilibrium with the prior year. The impairment of goodwill and intangible assets reduced EBITDA by $3.2 million without which the segment maintained the same earnings year over year, despite the reduction in revenues.

Exhibit 99.1
Consolidated Fourth Quarter 2024 Results
Fourth quarter revenues were $47.1 million, down 4.8% from $49.5 million in the fourth quarter of 2023 due to decreased revenue in all of the Company’s operating segments.
Fourth quarter operating loss was $1.6 million, compared to a loss of $2.3 million in the fourth quarter of 2023. The 2024 operating loss included $1.6 million of goodwill impairment and $1.5 million intangible asset impairment associated with the write-down of the InsideOut acquisition.
Net loss for the quarter was $2.4 million, or $0.33 per basic and diluted share, compared to net loss of $2.0 million, or $0.27 per basic and diluted share, in the fourth quarter last year. The net loss during the 2024 fourth quarter was impact by the one-time $3.2 million impairment of goodwill and intangible assets from the 2022 acquisition of InsideOut.
Consolidated Full Year 2024 Results
Full-year revenues in 2024 were $185.2 million, down 3.3% from $191.5 million in 2023. Operating income in 2024 was $2.1 million, compared to operating income of $3.4 million in 2023 or a year over year decrease of 37.7%. Net loss for 2024 was $30.3 million, or $4.15 per basic and diluted share, compared to net loss of $1.6 million, or $0.21 per basic and diluted share in 2023. The 2024 net loss was primarily attributable to the $37.5 million in pension plan termination charges.
Balance Sheet and Liquidity
Harte Hanks ended the year with $9.9 million in cash and cash equivalents and $24.0 million of capacity on its credit line. The Company had no outstanding debt as of December 31, 2024. The Company’s financial position continues to be strong, and it is well-positioned to execute on its long-term growth strategies in 2025 and beyond.
About Harte Hanks:
Harte Hanks (NASDAQ: HHS) is a leading global customer experience company whose mission is to partner with clients to provide them with CX strategy, data-driven analytics and actionable insights combined with seamless program execution to better understand, attract and engage their customers.
Using its unparalleled resources and award-winning talent in the areas of Customer Care, Fulfillment and Logistics, and Marketing Services, Harte Hanks has a proven track record of driving results for some of the world’s premier brands, including PNC Bank, GlaxoSmithKline, Unilever, Pfizer, Warner Bros Discovery, Ford, FedEx, Midea, and IBM among others. Headquartered in Chelmsford, Massachusetts, Harte Hanks has over 2,000 employees in offices across the Americas, Europe, and Asia Pacific.
For more information, visit hartehanks.com
As used herein, “Harte Hanks” or “the Company” refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks’ logo and name are trademarks of Harte Hanks, Inc.
Cautionary Note Regarding Forward-Looking Statements:
Our press release contains “forward-looking statements” within the meaning of U.S. federal securities laws. All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) market conditions that may adversely impact marketing expenditures, and (ii) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (iii) the demand for our products and services by clients and prospective clients, including (iv) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (vi) our ability to predict changes in client needs and preferences; (b) economic and other business factors that impact the industry verticals we serve, including competition, inflation and consolidation of current and prospective clients, vendors

Exhibit 99.1
and partners in these verticals; (c) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (d) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license, partnership or acquisition; (e) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (f) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (g) the impact of privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (h) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (i) the number of shares, if any, that we may repurchase in connection with our repurchase program; (j) unanticipated developments regarding litigation or other contingent liabilities; (k) our ability to complete reorganizations, including cost-saving initiatives; and (l) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 which was filed on April 1, 2024. The forward-looking statements in this press release are made only as of the date hereof, and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.
Supplemental Non-GAAP Financial Measures:
The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, the Company may use certain non-GAAP measures of financial performance in order to provide investors with a better understanding of operating results and underlying trends to assess the Company’s performance and liquidity in this press release. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure.
The Company presents the non-GAAP financial measure “Adjusted Operating Income” as a useful measure to both management and investors in their analysis of the Company’s financial results because it facilitates a period-to-period comparison of Operating (loss) income excluding stock-based compensation, goodwill and intangible impairment, severance and restructuring. The most directly comparable measure for this non-GAAP financial measure is Operating Income.
The Company presents the non-GAAP financial measure “EBITDA” as a supplemental measure of operating performance in order to provide an improved understanding of underlying performance trends. The Company defines “EBITDA” as Net loss adjusted to exclude income tax expense (benefit), other expense (income), net, depreciation, and amortization expense. The Company defines “Adjusted EBITDA” as EBITDA adjusted to exclude stock-based compensation, severance, restructuring, and goodwill and intangible impairment. The most directly comparable measure for EBITDA and Adjusted EBITDA is Net Income. We believe EBITDA and Adjusted EBITDA are an important performance metric because it facilitates the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our business operations; however, we urge investors to review the reconciliation of non-GAAP EBITDA to the comparable GAAP Net Income, which is included in this press release, and not to rely on any single financial measure to evaluate the Company’s financial performance.
The use of non-GAAP measures do not serve as a substitute and should not be construed as a substitute for GAAP performance but should provide supplemental information concerning our performance that our investors and we find useful. The Company evaluates its operating performance based on several measures, including these non-GAAP financial measures. The Company believes that the presentation of these non-GAAP financial measures in this press release is a useful supplemental financial measures of operating performance for investors because they facilitate investors’ ability to evaluate the operational strength of the Company’s business. However, there are limitations to the use of these non-GAAP measures, including that they may not be calculated the same by other companies in our industry limiting their use as a tool to compare results. Any supplemental non-GAAP financial measures referred to herein are not calculated in accordance with GAAP and they should not be considered in isolation or as substitutes for the most comparable GAAP financial measures.
Investor Relations Contact:
Investor.Relations@HarteHanks.com
Source: Harte Hanks, Inc.

Exhibit 99.1
Harte Hanks, Inc.
Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
In thousands, except per share amounts	2024	2023	2024	2023
Operating revenue	$47,129	$49,491	$185,242	$191,492
Operating expenses
Labor	23,426	23,884	93,769	97,968
Production and distribution	14,794	16,410	56,644	59,568
Advertising, selling, general and administrative	5,730	4,602	22,781	20,673
Restructuring expense	286	5,687	2,402	5,687
Goodwill impairment charge	1,631	—	1,631	—
Intangible assets impairment charge	1,537	—	1,537	—
Depreciation and amortization expense	1,278	1,186	4,385	4,237
Total operating expenses	48,682	51,769	183,149	188,133
Operating (loss) income	(1,553)	(2,278)	2,093	3,359
Other expenses, net
Interest expense (income), net	80	15	187	(135)
Pension Plan termination charges	-	-	37,505	-
Other expenses, net	231	1,653	2,335	5,413
Total other expenses, net	311	1,668	40,027	5,278
Loss before income taxes	(1,864)	(3,946)	(37,934)	(1,919)
Income tax expense (benefit)	570	(1,969)	(7,637)	(349)
Net loss	(2,434)	(1,977)	(30,297)	(1,570)

Loss per common share
Basic and Diluted	$(0.33)	$(0.27)	$(4.15)	$(0.21)

Weighted-average common shares outstanding
Basic and Diluted	7,355	7,221	7,293	7,310

Comprehensive income, net of tax
Net loss	$(2,434)	$(1,977)	$(30,297)	$(1,570)

Adjustment to pension liabilities	2,647	243	32,273	1,664
Foreign currency translation adjustments	165	903	(1,780)	2,548
Total other comprehensive income, net of tax	2,812	1,146	30,493	4,212

Comprehensive income (loss)	$378	$(831)	$196	$2,642

Exhibit 99.1
Harte Hanks, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

In thousands	December 31, 2024	December 31, 2023

ASSETS
Current assets
Cash and cash equivalents	$9,934	$18,364
Accounts receivable (less allowance of $50 and $474 at December 31, 2024 and 2023, respectively)	31,648	34,313
Contract assets and unbilled accounts receivable	8,215	7,935
Prepaid expenses	1,511	1,915
Prepaid income tax and income tax receivable	938	1,758
Other current assets	1,368	928
Total current assets	53,614	65,213

Net property, plant and equipment	8,956	8,855
Right-of-use assets	22,460	25,417
Other assets	16,752	23,272
Total assets	$101,782	$122,757

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$21,832	$23,176
Accrued payroll and related expenses	3,210	5,615
Deferred revenue and customer advances	1,589	3,195
Customer postage and program deposits	1,625	1,815
Other current liabilities	3,145	9,495
Short-term lease liabilities	3,736	4,815
Total current liabilities	35,137	48,111

Pension liabilities - Qualified plans	5,445	10,540
Pension liabilities - Nonqualified plan	17,103	18,630
Long-term lease liabilities	20,860	23,691
Other long-term liabilities	1,548	1,928
Total liabilities	80,093	102,900

Stockholders’ equity
Common stock	12,221	12,221
Additional paid-in capital	124,194	157,889
Retained earnings	814,623	844,920
Less treasury stock	(915,752)	(951,083)
Accumulated other comprehensive loss	(13,597)	(44,090)
Total stockholders’ equity	21,689	19,857

Total liabilities and stockholders’ equity	$101,782	$122,757

Exhibit 99.1
Harte Hanks, Inc.
Reconciliations of Non-GAAP Financial Measures (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
In thousands, except per share data	2024	2023	2024	2023
Net loss	$(2,434)	$(1,977)	(30,297)	$(1,570)
Income tax expense (benefit)	570	(1,969)	(7,637)	(349)
Other expenses, net	311	1,668	40,027	5,278
Depreciation and amortization expense	1,278	1,186	4,385	4,237
EBITDA	$(275)	$(1,092)	$6,478	$7,596

Stock-based compensation	330	215	1,984	1,418
Severance	—	399	8	1,775
Restructuring expense	286	5,687	2,402	5,687
Goodwill impairment charge	1,631	—	1,631	—
Intangible assets impairment charge	1,537	—	1,537	—
Adjusted EBITDA	$3,509	$5,209	$14,040	$16,476

Operating (loss) income	$(1,553)	$(2,278)	$2,093	$3,359
Stock-based compensation	330	215	1,984	1,418
Goodwill impairment charge	1,631	—	1,631	—
Intangible assets impairment charge	1,537	—	1,537	—
Severance	—	399	8	1,775
Restructuring expense	286	5,687	2,402	5,687
Adjusted operating income	$2,231	$4,023	$9,655	$12,239
Adjusted operating margin (a)	4.7%	8.1%	5.2%	6.4%
(a)Adjusted Operating Margin equals Adjusted Operating Income divided by Revenues.

Exhibit 99.1
Harte Hanks, Inc.
Statement of Operations by Segments (Unaudited)
In thousands

Year ended December 31, 2024	Marketing Services	Customer Care	Fulfillment & Logistics	Restructuring Expense	Unallocated Corporate	Total

Revenues	$50,332	$52,918	$81,992	$—	$—	$185,242
Segment labor expense	26,440	34,175	20,263	—	12,891	93,769
Other segment operating expense	11,468	6,260	52,770	—	8,927	79,425
Restructuring expense	—	—	—	2,402	—	2,402
Contribution margin	$12,424	$12,483	$8,959	$(2,402)	$(21,818)	$9,646
Overhead Allocation	4,074	2,355	3,198	—	(9,627)	—
Goodwill and intangible assets impairment charges	3,168	—	—	—	—	3,168
EBITDA (unaudited)	$5,182	$10,128	$5,761	$(2,402)	$(12,191)	$6,478
Depreciation and amortization expense	1,459	207	1,256	—	1,463	4,385
Operating income (loss)	$3,723	$9,921	$4,505	$(2,402)	$(13,654)	$2,093

Year ended December 31, 2023	Marketing Services	Customer Care	Fulfillment & Logistics	Restructuring Expense	Unallocated Corporate	Total
Revenues	$52,910	$53,620	$84,962	$—	$—	$191,492
Segment labor expense	30,938	35,345	19,418	—	12,267	97,968
Other segment operating expense	12,351	6,013	53,797	—	8,080	80,241
Restructuring expense	—	—	—	5,687	—	5,687
Contribution margin	$9,621	$12,262	$11,747	$(5,687)	$(20,347)	$7,596
Overhead allocation	2,984	2,774	2,891	—	(8,649)	—
EBITDA (unaudited)	$6,637	$9,488	$8,856	$(5,687)	$(11,698)	$7,596
Depreciation and amortization expense	1,093	500	1,142	—	1,502	4,237
Operating income (loss)	$5,544	$8,988	$7,714	$(5,687)	$(13,200)	$3,359

Three months ended December 31, 2024	Marketing Services	Customer Care	Fulfillment & Logistics	Restructuring Expense	Unallocated Corporate	Total
Revenues	$11,342	$15,024	$20,763	$—	$—	$47,129
Segment labor expense	5,660	9,628	5,351	—	2,787	23,426
Other segment operating expense	3,002	1,951	13,334	—	2,237	20,524
Restructuring expense	—	—	—	286	—	286
Contribution margin	$2,680	$3,445	$2,078	$(286)	$(5,024)	$2,893
Overhead Allocation	1,033	594	795	—	(2,422)	—
Goodwill and intangible assets impairment charges	3,168	—	—	—	—	3,168
EBITDA (unaudited)	$(1,521)	$2,851	$1,283	$(286)	$(2,602)	$(275)
Depreciation and amortization expense	362	47	499		370	1,278
Operating (loss) income	$(1,883)	$2,804	$784	$(286)	$(2,972)	$(1,553)

Three months ended December 31, 2023	Marketing Services	Customer Care	Fulfillment & Logistics	Restructuring Expense	Unallocated Corporate	Total
Revenues	$12,907	$15,248	$21,336	$—	$—	$49,491
Segment labor expense	7,118	9,349	4,346	—	3,071	23,884
Other segment operating expense	3,432	1,750	14,433	—	1,397	21,012
Restructuring expense	—	—	—	5,687	—	5,687
Contribution margin	$2,357	$4,149	$2,557	$(5,687)	$(4,468)	$(1,092)
Overhead Allocation	723	672	687	—	(2,082)	—
EBITDA (unaudited)	$1,634	$3,477	$1,870	$(5,687)	$(2,386)	$(1,092)
Depreciation and amortization expense	340	61	407	—	378	1,186
Operating income (loss)	$1,294	$3,416	$1,463	$(5,687)	$(2,764)	$(2,278)